                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in this Registration Statement of Commercial Federal Corporation on Form S-4 of our report dated August 25, 1995, incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1995 and to the reference to us under the headings "Federal Income Tax Consequences," "Conditions to Consummation of the Merger" and "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Omaha, Nebraska
November 3, 1995